Exhibit 3.3

                                                              Filing Fee: $50.00
By:                                                                 Thomas Tripp
                                                           Royal Equity Exchange
                                                           63 South First Street
                                                          Minneapolis, MN  55401

FILED
In the office of the
Secretary of State of the
Secretary of State of  NEVADA

May 29, 1987

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            FULLER-BANKS ENERGY, INC.

     We the undersigned as President and Secretary of Fuller-banks Energy, inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held on the 30th day of March, 1987, adopted a resolution to amend the original articles as follows:

                 Article I shall be amended to read as follows:

                      The name of the corporation shall be
                          Royal Equity Exchange, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 159,459,000: that the said change and amendment has been consented to and approved by a majority of each class of stock outstanding and entitled to vote thereon.

                                            By:  /s/ William R. Bergstedt
                                                 ------------------------
                                                     President

                                            By:   /s/ Phillip J. Blien
                                                  --------------------
                                                     Secretary

STATE OF MINNESOTA         )
                           )
COUNTY OF NESSPEIN         )

     On April 28, 2987, personally appeared before me a Notary Public, William
R. Bergstedt and Phillip J. Blien, who acknowledged that they executed the above instrument.


(Notary Stamp)                                       /s/ Donneta J. Murray
                                                     ---------------------
                                                     Signature of Notary Public


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